METEOR INDUSTRIES, INC.

NUMBER                                                      SHARES

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                                                         CUSIP 591475 10 8

        Incorporated under the Laws of the State of Colorado
           10,000,000 Authorized Shares $.001 Par Value

THIS CERTIFIES THAT -----------------------------------------------------
Is The Owner of ---------------------------------------------------------
FULLY PAID AND NON-ASSESSABLE SHARES OF $.001 PAR VALUE COMMON STOCK OF

                         METEOR INDUSTRIES, INC.

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile corporate seal to be affixed hereto.

     This Certificate is not valid unless countersigned by the Transfer
Agent.

     Dated: -------------------

     /s/ Dennis R. Staal                  /s/ Edward J. Names
         Secretary                            President

                         METEOR INDUSTRIES, INC.
                             CORPORATE SEAL
                                COLORADO

                                   COUNTERSIGNED:

                                   American Securities Transfer & Trust, Inc.
                                   P.O. Box 1596
                                   Denver, Colorado 80201

                                   By ---------------------------------------
                                      Transfer Agent & Registrar
                                      Authorized Signature